EXHIBIT 10.1

NOTICE: THIS PROMISSORY NOTE (“NOTE”) AND THE SECURITIES ISSUABLE UNDER THIS NOTE (COLLECTIVELY WITH THIS NOTE, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UPON DELIVERY TO THE ISSUER OF THE SECURITIES OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS PURSUANT TO AVAILABLE EXEMPTIONS THEREFROM. THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS HEREOF.

NOTICE:  THIS NOTE PROVIDES FOR A SINGLE LUMP SUM PAYMENT OF PRINCIPAL AND INTEREST ACCRUED THEREON ON THE MATURITY DATE.

CHDT CORPORATION, a Florida Corporation
8% Promissory Note

PRINCIPAL: $250,000.00
Deerfield Beach, Florida
Date:  July 11, 2008

CHDT Corporation, a Florida corporation (the “Company”), for value received, hereby promises unconditionally to pay to JEFFREY POSTAL, a natural person and director of the Company, or his p2 ermitted transferees or assigns (collectively, the “Holder”), in immediately available and lawful money of the United States of America (“Dollars” or “$”),  the principal amount of TWO HUNDRED FIFTY THOUSAND DOLLARS AND NO CENTS ($250,000.00)  (the ”Principal”) shall mean the total amount of unpaid money loaned under this Note to the Company by the Holder. All unpaid Principal plus any accrued and unpaid Interest thereon shall be due and payable in full in a single lump-sum payment on the “Maturity Date” (as such terms are defined below), unless paid earlier by the Company.  No payment of Principal or Interest accrued thereon shall be due and payable to the Holder by the Company prior to the Maturity Date, provided, however, that the Company may prepay any unpaid Principal and/or Interest without charge or penalty prior to the Maturity Date.

This Note is issued to the Holder for money received for the purpose of general working capital funding. The Company agrees that this Note evidences a valid debt of the Company and that the Company has entered into this Note not as a guarantor but rather as the corporate debtor of the obligation evidenced by this Note.   This debt is a commercial debt and not a consumer debt.

1. Certain Definitions; Certain Interpretations.

1.1. Certain Definitions. As used herein, the following terms shall have the following meanings:

“Business Day” means any day that is not a Saturday, Sunday or a legal holiday for banks doing business in the State of Florida.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Exercise Price” means $0.025 per share purchase price per share of Common Stock available under the Warrant issued concurrently with this Note and pursuant the terms of this Note to the Holder by the Company.

“Issue Date” means the first date written above, which is the date of execution and issuance of this Note.

 “Maturity Date” means January 11, 2009, which date can be extended for an additional six (6) consecutive month period with the mutual agreement of both parties.

“Person” means any individual, corporation, limited liability company, partnership, limited partnership, limited liability partnership, firm, joint venture, association, joint stock company, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Warrant” means the warrant issued to the Company to the Holder to purchase FOUR MILLION(4,000,000) shares of Common Stock for a five year period and at the Exercise Price, which warrant is attached hereto as Exhibit A.

1.2. Certain Interpretations. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference to any law, rule or regulation herein shall be construed as referring to any amendment or modification of such law, rule or regulation, (c) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, except as otherwise expressly provided, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

2. Repayment.

2.1. Principal. Unless earlier paid or accelerated in accordance with the provisions hereof, the entire outstanding Principal shall be due and payable on the Maturity Date. At the Maturity Date the Principal Repayment could be extended for an additional six (6) months with the mutual consent of both parties. Promptly following the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

2.2. Interest; Adjustment. Interest on the unpaid Principal (“Interest”) during the period from the Issue Date through the Maturity Date, shall accrue at a rate of eight percent (8%) simple interest per annum, non-compounding. Interest shall be computed on the basis of a 365-day year applied to actual days elapsed. Unless the Interest on this Note is earlier paid or accelerated in accordance with the provisions hereof, all Interest then accrued and unpaid shall be due and payable in cash on the Maturity Date (concurrently with the payment of Principal as provided in Section 2.1).  In the “Event of a Default”, as defined below, and to the extent allowed by applicable laws, the interest on any unpaid principal or accrued interest shall increase from 8% to 12% per annum until such unpaid sum is paid in full. In the event of any legal or arbitration proceeding required to collect any payment of Principal, Interest or other charges due hereunder, the Holder shall be entitled to recover reasonable attorneys’ fees and proceeding costs.

2.3. Location and Extension of Time for Repayments. All payments (including any prepayments) of Principal, Interest and other amounts due and payable by the Company pursuant to this Note shall be paid to the Holder at such Holder’s address for notice pursuant to Section 7.8. If the outstanding Principal and Interest become due and payable on any day other than a Business Day, the payment date thereof (including, without limitation, the Maturity Date) shall be extended without any action or further consent of the Company or Holder to the next succeeding Business Day, and to such payable amounts shall automatically be added the Interest which shall have accrued during such extension period at the rate per annum herein specified.

3. Prepayments.

3.1. Optional Prepayment. Outstanding amounts under this Note may be prepaid, in whole or in part, at any time at the option of the Company upon at least five (5) days’ prior written notice to the Holder (a “Prepayment Notice”), which Prepayment Notice shall set forth the amount of Principal and Interest to be prepaid by the Company and the date thereof.

3.2. Application of Prepayments. Prepayments made by the Company pursuant to this Section 3 shall be applied first to unpaid Principal and then second to accrued, unpaid Interest and any other amounts due hereunder.

3.4. No Premiums, Penalties or Consent. No premium or penalty shall be payable, and no consent of the Holder shall be required, in connection with any prepayment of this Note.

3.5   Subordination.  This Note and the payment of Principal and Interest shall be subordinate to the payment of any amounts due and payable by the Company, whether as guarantor or debtor, to Sterling National Bank or any of its successors and assigns.

4.  Events of Default.

If one or more of the following events shall have occurred and be continuing (each, an “Event of Default”):

(a) the Company shall fail to pay within ten (10) days of when due any Principal of, or accrued Interest on, this Note;

(b) the Company shall consummate the sale of all or substantially all of its operating assets, or liquidate, dissolve or wind up its affairs as part of a dissolution;

(c) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or

(d) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain not dismissed for a period of sixty (60) days; or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect;

then, and in each and every such Event of Default, the Holder may, by written notice to the Company, declare this Note to be, and this Note shall thereupon become, immediately due and payable in full without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, however, that in the case of any of the Events of Default specified in clauses (c) or (d) above, without any notice to the Company or any other act by the Holder or the other Investors, this Note shall become immediately due and payable in full without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

5. Warrant.   The Company shall issue to the Holder concurrently with the delivery of this Note to the Holder a Warrant to purchase Four Million (4,000,000) “restricted shares” (as defined in Rule 144 of the Securities Act) of the Common Stock at an exercise price of $0.025 per share.  The term of the Warrant shall be five years, commencing July 11, 2008 and ending July 11, 2013. In the event that the Holder and Company agree to extend the Maturity Date by more than ten (10) days, then the Company shall issue additional warrants for the purchase of the “restricted shares” of the Common Stock.  The terms and conditions of such additional warrants, if any, shall be negotiated at the time of issuance, but shall not be issued on terms and conditions that are not commercially reasonable under then current circumstances.

     6. Replacement of Note.

Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it (with or without requirement of a surety bond in the Company’s sole discretion), and upon reimbursement to the Company of all reasonable expenses incidental thereto, and (if mutilated) upon surrender and cancellation of this Note, the Company shall make and deliver to the Holder a new promissory note of like tenor in lieu of this Note. Any replacement promissory note made and delivered in accordance with this Section 6 shall be dated as of the date hereof.

7. Miscellaneous.

7.1. Survival. All agreements and covenants contained in this Note shall survive the execution hereof and shall remain in full force and effect until the payment in full of all outstanding Principal and Interest, and any other amounts due and payable, under this Note.

7.2. Assignment. The Holder may not assign or otherwise dispose of this Note or the rights and obligations hereunder (including by operation of law) without the prior written consent of the Company. Notwithstanding anything to the contrary in the foregoing, this Note may not be assigned or otherwise disposed of by the Holder unless (i) registered under the Securities Act and applicable state securities laws or (ii) the Company receives an opinion of counsel to the proposed transferor in form and substance satisfactory to the Company, to the effect that such proposed assignment or other disposition is exempt from the registration requirements of the Securities Act and applicable state securities laws. Any instrument purporting to make an assignment or other disposition in violation of this Section 7.2 shall be void.

7.3. Benefits of Note. The terms and provisions of this Note shall be binding upon the successors, assigns, heirs, executors and administrators of the Company and the Holder and shall inure to the benefit of, and be enforceable by, each Person who shall be a registered holder of this Note from time to time. The Holder shall have no rights as a shareholder of the Company solely by virtue of the ownership of this Note.

7.4. Severability. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.5. Further Assurances. The Holder agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonably requested by the Company to effectuate the purposes of this Note.  This Note and the execution of this Note by the signatory listed below have been duly approved by the Company’s Board of Directors.

7.6. Amendment and Waiver. The terms and provisions of this Note may only be modified, amended or waived in writing signed by the Company and the Holder. All modifications, amendments, waivers and consents shall be effective only in the specific instance for the purpose for which given.

7.7. Delays or Omissions. No delay by the Holder or the Holder’s agents in exercising any powers or rights hereunder shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise.

7.8. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile transmission if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

TO COMPANY:      CHDT CORP., 350 Jim Moran Blvd., #120, Deerfield Beach, Florida 33442, Tel: 954 252 3440, Fax: 954 252 3442, Attn:    Jill Mohler, Secretary.

TO HOLDER:  JEFFREY POSTAL, Parkland FL.

or, to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

7.9. Titles and Subtitles. The titles of the sections and subsections of this Note are for convenience of reference only and are not to be considered in construing this Note.

7.90. Governing Law. This Note shall be construed in accordance with, and governed by, the laws of the State of Florida (without giving effect to conflict of laws principles).

7.11. Consent to Exclusive Jurisdiction and Service of Process. The Company and the Holder each hereby irrevocably and unconditionally submits to the jurisdiction of the courts of the State of Florida and of the Federal courts sitting in the State of Florida in any action or proceeding directly or indirectly arising out of or relating to this Note or the transactions contemplated hereby (whether based in contract, tort, equity or any other theory). The Company and the Holder each agrees that all actions or proceedings arising out of or relating to this Note must be litigated exclusively in any such court that sits in or serves Broward County, and accordingly, each party irrevocably waives any objection which he or it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court. The Company and the Holder each further irrevocably consents to service of process in the manner provided for notices in Section 7.8. Nothing in this Note will affect the right of the Company or the Holder to serve process in any other manner permitted by law.

[Signature Page Follows]

In Witness Whereof, the Company has caused its duly authorized representative to execute this Note, and the Company has caused this Note to be issued and has agreed to all provisions above, each as of the date first set forth above.

CHDT CORPORATION, a Florida corporation

By:__________________________________________2
Gerry McClinton, Chief Operating Officer

ATTEST:

By:_______________________________________
Jill Mohler, Secretary
Date: July 11, 2008                                                                                                SEAL

AGREED AND ACCEPTED BY:

__________________________________________
Jeffrey Postal, Holder

EXHIBIT A:  WARRANT FOR 4,000,000 RESTRICTED SHARES OF COMMON STOCK
ATTACHED.

WARRANT
HOLDER:  JEFFREY POSTAL
July 11, 2008

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.
NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE
COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

RESTRICTED STOCK PURCHASE WARRANT
To Purchase Restricted Shares of CHDT Corporation Common Stock

 THIS CERTIFIES that JEFFREY POSTAL, a natural person and director of the Issuer, and his assignees and successors, located at Parkland, FL, (collectively, the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date of this Warrant and on or prior to July 11, 2013, but not thereafter, to subscribe for and purchase FOUR MILLION (4,000,000) whole shares of the Company's Common Stock, $0.0001 par value per share (the "Shares") at a purchase price per share of $0.025 (the "Exercise Price").  The Shares are “restricted securities” under Rule 144 as promulgated under the Securities Act of 1933, as amended (“Securities Act”).

  1. Exercise of Warrant.
                  (a) The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time after 9:00 a.m., local Miami time, on July 11, 2008, the date of this Warrant, and before 4:30 p.m., local Miami time, on July 11, 2013, by the surrender of this Warrant and the Notice of Exercise annexed hereto (and duly executed by Holder) at the office of the Company, in Deerfield Beach, Florida  (or such other office of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company in an amount equal to the aggregate Exercise Price of the Shares thereby purchased); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

         (b) Certificates for Shares purchased hereunder shall be delivered to the Holder within fifteen (15) business days after the date on which this Warrant shall have been exercised as aforesaid.  For purposes of this Warrant, “business day” shall mean any weekday, Monday through Friday, that the banks located in Miami, Florida are open for business.

         (c) The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).  The Shares shall be “restricted securities” as defined in Rule 144 of the Securities Act of 1933, as amended, and may not be freely transferred, sold, or disposed of, or pledged, hypothecated or encumbered without registration of the Shares under the Securities Act and similar state securities laws, or by obtaining an exemption under federal and state securities laws from such a registration.

2. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a Share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the Holder.

3. Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

4. No Rights as Shareholders. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrant and purchase of the underlying Shares.

5. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

6. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday (as observed by the State of Florida) in Miami, Florida, then such action may be taken or such right may be exercised on the next succeeding business day not a legal holiday.

 7. Automatic Exercise and Dilution.
        (a) Automatic Exercise on Merger, etc. If at any time the Company proposes (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or stock issuance) that results in the transfer of fifty percent (50%) or more of the then outstanding voting power of the Company; or (B) a sale of all or substantially all of the assets of the Company, then the Company shall give the Holder ten (10) days notice of the proposed effective date of such a transaction. If, in the case of an acquisition of the Company by an entity that has its securities publicly traded on a national securities exchange or NASDAQ or OTC Bulletin Board, the Warrant has not been exercised by the effective date of the transaction, the Warrant shall be automatically exercised on any business day thereafter that is selected by the Holder and is within 90 days of such effective date of the transaction.
       (b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist  into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change. If the Shares are subdivided or combined into a greater or smaller number of Shares, the Exercise Price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of Shares to be outstanding immediately after such event bears to the total number of Shares outstanding immediately prior to such event.
(c) Cash Distributions. No adjustment on account of cash dividends or interest on the Shares or other securities purchasable hereunder will be made to the Exercise Price under this Warrant.

 8. Miscellaneous.
                  (a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on July 11, 2008. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Florida and for all purposes shall be construed in accordance with and governed by the laws of said state.

(b) Restrictions. The Holder acknowledges that the Shares acquired upon the exercise of this Warrant have restrictions upon its their resale, transfer, pledging or encumbrance imposed by state and federal securities laws.

(c) Waivers and Amendments. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

(d) Assignment and Transferability. This Warrant may be assigned or transferred by the Holder only with the prior written approval of the Company; provided, however, that no such approval of the Company shall be necessary for an assignment or transfer by a Holder to a fund, partnership, limited liability company or other entity that is affiliated with such transferring Holder or to a successor in interest to the Holder; provided, however, that, the transferee agrees in writing to be subject to the terms hereof to the same extent as if he, she or it were an original Holder hereunder.

(e) Accredited Investor.  The Holder hereby represents to the Company that it, he or she is an “Accredited Investor” (as defined in Rule 501(a) under Regulation D, as promulgated under the Securities Act of 1933, as amended) (and holds such status either individually or jointly with her or his spouse).   Further, the Holder represents to the Company that the Holder is acquiring this Stock Purchase Warrant and the Shares that are acquired upon the exercise of this Stock Purchase Warrant solely for the Holder’s investment account and not with any intent to resell or distribute said securities to others.

(f) Reasonable Time.  The Holder has had reasonable time for the Holder and its professional advisors to ask questions about the business, financial and business development of the Company and to review any and all financial statements of the Company prior to the acceptance of this Warrant by the Holder.

(g) Questionnaire.  The Holder is an “accredited investor” under Rule 501 of Regulation D as promulgated under the Securities Act.  The Warrant is issued as an equity kicker for a loan of $1 million to the Company.

(h)       Additional Acts.   The parties agree that they will take all actions and execute all instruments and documents reasonably necessary for the issuance of this Warrant and the issuance of any Shares to fully comply with applicable federal and state securities laws and regulations.

IN WITNESS WHEREOF, CHDT CORPORATION has caused this Stock Purchase Warrant to be executed by its officers thereunto duly authorized.
Dated:   July 11, 2008

CHDT CORP.
350 Jim Moran Blvd., Suite 120
Deerfield Beach, Florida 33442
(954) 252 3440

By: _____________________________________________________

 Gerry McClinton, Chief Operating Officer

Date:    July 16, 2008